Exhibit 10.31
US BIOENERGY CORPORATION
2006 STOCK INCENTIVE PLAN
NON-QUALIFIED STOCK OPTION AGREEMENT
     THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this “Agreement”), dated as of _________, 20___ (the “Date of Grant”), is made by and between US BioEnergy Corporation, a South Dakota corporation (the “Company”), and [_________] (the “Optionee”).
     WHEREAS, the Company has adopted the US BioEnergy Corporation 2006 Stock Incentive Plan (the “Plan”), pursuant to which options may be granted to purchase shares of the common stock of the Company (“Stock”); and
     WHEREAS, the Company desires to grant to the Optionee a Non-Qualified Option (as defined in the Plan) to purchase the number of shares of Stock provided for herein.
     NOW, THEREFORE, in consideration of the recitals and the mutual agreements herein contained, the parties hereto agree as follows:
Section 1. Grant Of Option
     (a) Grant of Option. The Company hereby grants to the Optionee an option to purchase [_________] shares of Stock (the “Option”) on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan. The Option is not intended to be treated, and shall not be construed, as an Incentive Stock Option (as defined in the Plan).
     (b) Incorporation of Plan. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan. Any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations thereunder, and its decision shall be binding and conclusive upon all persons, including the Company and the Optionee, in respect of any questions arising under the Plan or this Agreement. To the extent any provision in this Agreement is inconsistent with any provision of the Plan, the Plan shall govern.

Section 2. Terms And Conditions Of Option
     (a) Exercise Price. The price at which the Optionee shall be entitled to purchase shares of Stock upon the exercise of all or any portion of the Option shall be $[___] per share, which is 100% of the Fair Market Value of the Stock on the Date of Grant of the Option as determined pursuant to the terms of the Plan.
     (b) Option Term. The term of the Option shall commence on the Date of Grant and, unless the Option is terminated earlier pursuant to the Plan or this Agreement, the Option shall expire on the [seventh/tenth] anniversary of the Date of Grant (the “Expiration Date”).
     (c) Exercisability of Option. Subject to any other provisions regarding exercisability in this Agreement, the Option shall become exercisable as of the dates set forth below for the percentage of shares of Stock set forth below, provided the Optionee has been continuously employed by, or has continuously provided services to, the Company, any Parent Corporation or any Subsidiary as of each such date:

Date	Percentage of Shares
[Date of Grant]	[100%]

[First anniversary of Date of Grant]	[20%]
[Second anniversary of Date of Grant]	[20%]
[Third anniversary of Date of Grant]	[20%]
[Fourth anniversary of Date of Grant]	[20%]
[Fifth anniversary of Date of Grant]	[20%]
The Committee may, in its discretion, provide at any time for the acceleration of the schedule set forth above.
     (d) Method of Exercise. The Option may be exercised in whole or in part by written notice in such form as the Company may adopt from time to time, delivered in person or by mail in accordance with Section 3(a). Such notice shall specify the number of shares subject to the Option being purchased and shall be accompanied by payment in full therefor. The exercise price of the Option shall be paid to the Company by [(i) cash, (ii) certified or bank check, (iii) to the extent permitted by law, promissory note, (iv) to the extent permitted by law, by delivering irrevocable instructions to a broker acceptable to the Company to promptly deliver to the Company sale or loan proceeds to pay the exercise price, or (v) by tendering to the Company (by actual delivery of Stock or attestation) shares of Stock that have been held by the Optionee for at least six months, the Fair Market Value of which is equal to the exercise price]1.
     (e) Exercise Following Termination of Employment or Service. Unless the Committee determines otherwise, in the event that the Optionee’s employment or service with the Company, any Parent Corporation or any Subsidiary terminates, that portion of the Option that is not then exercisable shall immediately terminate and that portion of the Option that is then exercisable (taking into account any acceleration of exercisability by the Committee) shall terminate as follows:
     (i) If the termination of employment or service is due to the Optionee’s death or Disability, the Option shall be exercisable for the earlier of one year following such death or Disability or until the Expiration Date of the Option, and shall terminate thereafter.
     (ii) If the termination of employment or service is by the Company (or any Parent Corporation or Subsidiary) without Cause or by the Optionee for any reason, the Option shall be exercisable for the earlier of 3 months following such termination or until the Expiration Date of the Option, and shall terminate thereafter.
     (iii) If the termination of employment or service is by the Company (or any Parent Corporation or Subsidiary) with Cause, the Option shall immediately terminate.
Notwithstanding the foregoing, no provision in this Section 2(e) shall extend the exercise period of an Option beyond the Expiration Date.
     (f) Change in Control. [Upon the occurrence of a Change in Control, any portion of the Option that is then outstanding and not exercisable shall immediately become

[1]	The Compensation Committee will determine which forms of payment are acceptable.

exercisable.] or [Upon the occurrence of a Change in Control, the Option will not become immediately exercisable by reason of the Change in Control.]
     (g) Nontransferability. The Optionee may not transfer the Option except by will or the laws of descent and distribution[ or, without consideration therefor, to (i) his/her spouse, children or grandchildren (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members or (iii) a partnership or partnerships in which such Immediate Family Members are the only partners. Once the Optionee transfers the Option to any Immediate Family Member, trust or partnership, any subsequent transfer of the Option is prohibited].2
     (h) Rights as a Shareholder. The Optionee and his/her legal representative or legatee shall not be deemed for any purpose to be the owner of any shares of Stock subject to the Option and shall not have dividend, voting or other rights of a shareholder with respect to such shares unless, until and to the extent that (i) the Company shall have issued and delivered to the Optionee the shares of Stock for which the Option shall have been exercised, and (ii) the Optionee’s name shall have been entered as a shareholder of record on the books of the Company with respect to such shares of Stock, and if the shares are in certificate form, the certificates representing the shares have been endorsed, transferred and delivered.
     (i) Tax Withholding. No later than the date on which any part of the Option first becomes includable as income to the Optionee for income tax purposes, the Optionee shall pay to the Company, or make arrangements satisfactory to the Committee to pay, any federal, state or local taxes that the law requires the Company to withhold with respect to the Option. The Company’s obligations under the Plan and this Agreement are conditional on such payment or arrangements, and to the extent permitted by law, the Company, any Parent Corporation and any Subsidiary may deduct such taxes from any payment of any kind otherwise due to the Optionee. [Subject to applicable law and such requirements as the Committee imposes, the Optionee may elect, by written notice to the Company, to satisfy part or all of the Company’s withholding obligations by (i) authorizing the Company to retain Stock to which the Optionee is otherwise entitled under the Plan or (ii) delivering Stock that the Optionee already owns; provided, however, that such Stock may be used to satisfy not more than the Company’s minimum statutory withholding obligation (based on

[2]	The Compensation will determine whether to permit such transfers of Non-Qualified Options.

minimum statutory withholding rates for federal and state tax purposes, including payroll taxes).]3
     (j) Investment Intent. Prior to the issuance and delivery to the Optionee of shares of Stock pursuant to the exercise of the Option, the Optionee shall, if required by the Committee, demonstrate an intent to hold the shares of Stock acquired by exercise of the Option for investment and not with a view to resell or distribute such shares to the public, by delivering to the Company an investment certificate or letter in such form as the Committee may require.
     (k) Stop Transfer Order. All certificates for Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities Exchange Commission, any stock exchange upon which the Stock may then be listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.
     (l) Lock-Up. In the event the Company advises the Optionee that it plans an underwritten public offering of its Stock pursuant to the Securities Act of 1933, as amended, or the Committee determines that the following should apply to such offering, and the Company or the underwriter(s) seek to impose restrictions under which certain shareholders may not sell or contract to sell or grant any option to buy or otherwise dispose of part or all of their stock purchase rights of the underlying Stock, the Optionee shall not, for a period not to exceed 180 days from the effective date of the Company’s registration statement for such offering, sell or contract to sell or grant an option to buy or otherwise dispose of the Option or any of the underlying shares of Stock without the prior written consent of the Company and the underwriter(s) or its representative(s). The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.
Section 3. Miscellaneous
     (a) Notices. Unless otherwise determined by the Committee, any and all notices, designations, consents, offers, acceptances and any other communications provided for herein shall be given in writing and shall be delivered either personally or by registered or

[3]	The Compensation Committee will determine whether to permit Optionees to satisfy withholding obligations in this manner.

certified mail, postage prepaid, which shall be addressed, in the case of the Company to the Corporate Secretary at the principal office of the Company and, in the case of the Optionee, to Optionee’s address appearing on the books of the Company or to Optionee’s residence or to such other address as may be designated in writing by the Optionee.
     (b) Compliance with Laws. No shares of Stock will be issued pursuant to the Plan unless in compliance with all applicable provisions of law, including without limitation, those relating to securities laws and stock exchange listing requirements.
     (c) No Right to Continued Employment. Nothing in the Plan or in this Agreement shall confer upon the Optionee any right to continued employment, service or contract with the Company, any Parent Corporation or any Subsidiary or shall interfere with or restrict in any way the right of the Company, any Parent Corporation or any Subsidiary, which are hereby expressly reserved, to remove, terminate or discharge the Optionee at any time for any reason whatsoever, with or without Cause.
     (d) Bound by Plan. By signing this Agreement, the Optionee acknowledges that he/she has received a copy of the Plan, has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.
     (e) Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and of the Optionee and the beneficiaries, executors, administrators, heirs and successors of the Optionee.
     (f) Validity/Invalidity. The invalidity or unenforceability of any particular provision hereof shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted.
     (g) Modifications. No change, modification or waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the parties hereto.
     (h) Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein and supersede all prior communications, representations and negotiations in respect thereto.
     (i) Governing Law. This Agreement and the rights of the Optionee hereunder shall be construed and determined in accordance with the laws of the State of South Dakota, without regard to the conflicts of law provisions thereof.

     (j) Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.
     (k) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto on the ______ day of ______, 20__.

US BIOENERGY CORPORATION
By:
Its

OPTIONEE
Signature:
Printed Name:
Address: